Exhibit T3A.56

 FLORIDA DEPARTMENT OF STATE

Division of Corporations

November 2, 2007

HARRY DAVIS

CSC

TALLAHASSEE, FL

The Articles of Organization for PORT ORANGE HOLDINGS II, LLC were filed on November 2, 2007, and assigned document number L07000111238. Please refer to this number whenever corresponding with this office.

The certification you requested is enclosed.

A limited liability annual report/uniform business report will be due this office between January 1 and May 1 of the year following the calendar year of the file date. A Federal Employer Identification (FEI) number may be required before this report can be filed. Please apply NOW with the Internal Revenue Service by calling 1-800-829-4933 and requesting form SS-4.

Please be aware if the limited liability company address changes, it is the responsibility of the limited liability to notify this office.

Should you have any questions regarding this matter, please contact this office at the address given below.

Buck Kohr
Regulatory Specialist II
Registration/Qualification Section
Division of Corporations	Letter Number: 007A00064199

Account number: 072100000032	Amount charged: 155.00

P.O. BOX 6327 - Tallahassee, Florida 32314

I certify the attached is a true and correct copy of the Articles of Organization of PORT ORANGE HOLDINGS II, LLC, a limited liability company organized under the laws of the state of Florida, filed on November 2, 2007, as shown by the records of this office.

The document number of this limited liability company is L07000111238.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Second day of November, 2007

CR2E022 (01-07)

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITTED LIABILITY COMPANY

ARTICLE I - Name:
The name of the Limited Liability Company is:

Port Orange Holdings II, LLC
(Must end with the words “Limited Liability Company, “L.L.C.,’‘or ‘LLC.”)

ARTICLE II - Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:

CBL Center, Suite 500	CBL Center, Suite 500
2030 Hamilton Place Blvd.	2030 Hamilton Place Blvd
Chattanooga, TN 37421	Chattanooga, TN 37421

ARTICLE III - Registered Agent, Registered Office, & Registered Agent’s Signature:

(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

Corporation Service Company
Name

1201 Hays Street
Florida street address (P.O. Box NOT acceptable)

Tallahassee	FL 32301
City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S..

Corporation Service Company
BY:
Registered Agent’s Signature (REQUIRED)

Harry B. Davis Asst. Vice President

(CONTINUED)

ARTICLE IV- Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR” = Manager
“MGRM” -= Managing Member

MGRM	Port Orange II, LLC
CBL Center, Suite 500, 2030 Hamilton Place Blvd.
Chattanooga, TN 37421

(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing:____________________________. (OPTIONAL)

(If an effective date is listed, the date must be specific and cannot be more than five business days prior to or 90 days after the date of filing.)

REQUIRED SIGNATURE:

Signature of a member or an authorized representative of a member.

(In accordance with section 608. 408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)
See attached signature page
Typed or printed name of signee

Filing Fees:

$125.00  Filing Fee for Articles of Organization and Designation of Registered Agent

$ 30.00  Certified Copy (Optional)

$   5.00   Certificate of Status (Optional)

Signature Page

to

Articles of Organization

of

Port Orange Holdings II, LLC

By:	Port Orange II, LLC,
its sole and managing member

By:	The Pavilion at Port Orange, LLC,
its managing member

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:
Jeffery V. Curry,
Assistant Secretary